UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2009

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IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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_Delaware	1-7190	65-0854631
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3790 Park Central Boulevard North

Pompano Beach, Florida 33064

 (Address of Principal Executive Office) (Zip Code)

(954) 917-4114

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.

Results of Operations and Financial Condition

On May 14, 2009, Imperial Industries, Inc. (the “Company”) issued a press release announcing, among other things that the Company will host a conference call to discuss its financial results for the first quarter ended March 31, 2009 at 4:00 pm EST on Thursday, May 21, 2009. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of this Current Report on Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject the Company to liability pursuant to that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly stated by specific reference in such a filing.

Item 7.01

Regulation FD

In addition to the information set forth under Item 2.02 of this Current Report on Form 8-K, the press release also provides information regarding the Company’s delay in filing its Form 10-Q for the quarter ended by May 15, 2009.

Due to the current economic climate of the Company’s industry, the Company’s accounting staff has been focused on various efforts working with the Company’s investment banking firm and other advisors on proposed financings and other strategic alternatives. As a result, the staff has been unable to complete the financial statements and other information required in Form 10-Q prior to the initial filing deadline. The Company will file a Form 12b-25 Notification of Late Filing within the time frame required and expects to file the Form 10-Q no later than May 20, 2009.

Item 9.01

Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Imperial Industries, Inc. dated May 14, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Industries, Inc.

By:	/s/ HOWARD L. EHLER, JR.
Howard L. Ehler, Jr. Chief Operating Officer

Date: May 14, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Imperial Industries, Inc. dated May 14, 2009

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